Exhibit 5.1

DERRICK & BRIGGS, LLP

A PROFESSIONAL PARTNERSHIP

ATTORNEYS AND COUNSELORS AT LAW

BANCFIRST TOWER, SUITE 2700
100 N.  BROADWAY AVENUE
OKLAHOMA CITY, OKLAHOMA 73102

May 26, 2021

PHX Minerals Inc.
1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

Re:PHX Minerals Inc.  – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PHX Minerals Inc., an Oklahoma corporation (the “Company”), in connection with the proposed resale by certain selling shareholders of up to 1,200,000 shares of common stock, par value $0.01666 per share (the “Shares”).  The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2021 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed as to any matter pertaining to the contents of the Registration Statement or related prospectus (including any prospectus supplements, the “Prospectus”), other than as expressly stated in this opinion letter with respect to the issue of the Shares.  Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement.

As such counsel, we have examined those matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter.  We have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; and (v) that each natural person signing any document reviewed by us had the legal capacity to do so.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date of this opinion letter, the Shares to be resold have been duly

PHX Minerals Inc.

May 26, 2021

authorized by all necessary corporate action of the Company, the Shares are validly issued, and the Shares are fully paid and nonassessable.

We are opining herein as to the General Corporation Act of the State of Oklahoma, and we express no opinion with respect to any other laws.  We are not rendering any opinion as to compliance with any Federal or state law, rule, or regulation relating to the Shares, or to the sale or issuance thereof.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.  We note that our legal opinion is an expression of professional judgment and is not a guarantee of result.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert” as used in Section 11 of the Securities Act, or the rules and regulations of the Commission thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Derrick & Briggs, LLP